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                                                                     Exhibit 5.1

                                  June 17, 2002





(303) 298-5700                                                     C 18591-00030

CSK Auto Corporation
645 E. Missouri Avenue
Suite 400
Phoenix, Arizona  85012

         Re:  Registration Statement on Form S-3
              Registration No. 333-89982

Ladies and Gentlemen:

         We have acted as counsel for CSK Auto Corporation, a Delaware corporation (the "Company"), in connection with the public offering of up to 12,976,562 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), including (i) up to 7,334,595 shares of Common Stock to be sold by the Company (the "Company Shares"), of which 1,692,595 shares of Common Stock are subject to an over-allotment option granted to the Underwriters (as defined below) by the Company, and (ii) 5,641,967 shares of Common Stock to be sold by three selling stockholders (the "Selling Stockholders' Shares"), each pursuant to Registration Statement No. 333-89982 on Form S-3, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended. The Company proposes to issue and sell the Company Shares and the selling stockholders propose to sell the Selling Stockholders' Shares to a group of underwriters (the "Underwriters") represented by Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Warburg LLC, Credit Suisse First Boston Corporation and Goldman, Sachs & Co.

         We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.



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CSK Auto Corporation
June 17, 2002
Page 2


         Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

               1. The Selling Stockholders' Shares have been validly issued and are fully paid and non-assessable; and

               2. When the price or prices and the other terms of sale of the Company Shares have been determined as so authorized by the Company's Board of Directors, the underwriting agreement or similar agreement for the Company Shares has been duly authorized, executed and delivered by the parties thereto, and the Company Shares have been issued and paid for in the manner contemplated in the Registration Statement, the Company Shares will be validly issued, fully paid and nonassessable.

         We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we consider necessary to render the foregoing opinion. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                                     Very truly yours,

                                                 /S/ Gibson Dunn & Cruthcher LLP

                                                     GIBSON, DUNN & CRUTCHER LLP